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EXHIBIT 10.41

AGREEMENT FOR CONSULTING SERVICES

    This Agreement for Consulting Services ("Agreement") is made by and between InterMune, Inc., a Delaware corporation (the "Company"), and The SGO Group LLC (the "Consultant"), effective as of this 1st day of August, 2001 (the "Effective Date").

RECITALS

    Whereas, prior to the Effective Date, Consultant received from Eli Lilly and Company ("Lilly") certain information concerning the development and commercialization of Oritavancin that the Consultant analyzed with respect to the business prospects for Oritivancin; and

    Whereas, the Company desires to utilize such information and analysis and the Consultant's expertise in drug development and commercialization to assist the Company in assessing a business transaction between the Company and Lilly concerning Oritavancin.

    Now, Therefore, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the parties hereby agree as follows:

1.
Services. The Consultant hereby agrees to perform the services set for on Exhibit "A" attached hereto (the "Services").

2.
Term. The term of this Agreement shall commence on the Effective Date and shall expire 180 days after the Effective Date unless sooner terminated. This Agreement may be terminated at will by either party on 30 days notice to the other; provided, however, that the Company may not terminate this Agreement prior to October 1st, unless the Company has completed a business transaction with Lilly, and the Consultant has earned [*]on the signing of a Subject Agreement (as defined in Exhibit A).

3.
Compensation. The Consultant shall receive the compensation set forth on Exhibit "A" attached hereto.

4.
Nature of Relationship. The Consultant is an independent contractor and will not act as an agent nor shall he be deemed an employee of the Company for the purposes of any employee benefit programs, income tax withholding, FICA taxes, unemployment benefits or otherwise. The Consultant shall not enter into any agreement or incur any obligations on the Company's behalf, or commit the Company in any manner without the Company's prior consent.

5.
Consultant's Representations and Covenants.

(a)
During the term of this Agreement, the Consultant agrees that it will not affiliate as an officer, director, employee, consultant, agent, or contractor, with any business enterprise that competes with the Company, without the prior written consent of the Company.

(b)
Consultant represents and warrants that any information or statement that Consultant has provided to the Company prior to the Effective Date is true and did not contain an untrue statement of material fact or omit to state a material fact necessary to make such information or statement not misleading.

(c)
Consultant covenants that any information or statement Consultant provides to the Company in connection with performing the Services will be true and not contain an untrue statement of material fact or omit to state a material fact necessary to make such information or statement not misleading.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

6.
Rights and Obligations of the Parties on Termination. Upon the termination of this Agreement by either party, (i) the Company shall continue to be obligated to pay the Consultant all compensation due under Exhibit A attached hereto, to the extent the same has not been previously paid, and (ii) each party shall promptly return to the other all data, materials and other properties of the other held by it; provided, however, that if the Company terminates because the Consultant is in default, the Company shall have the right to retain and use such data, materials, and other properties until such time as the Company has found a comparable replacement to perform the Services.

7.
Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, sent by facsimile transmission or sent by prepaid air courier or certified, registered or express mail, postage prepaid. Any such notice shall be deemed to have been given: (a) when received, if delivered in person, sent by facsimile transmission and confirmed in writing within three business days thereafter or sent by prepaid air courier, or (b) three business days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case as follows (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 7):
If to the Company:	InterMune, Inc. 3280 Bayshore Blvd. Brisbane, California 94005 Attention: General Counsel
If to the Consultant:	The SGO Group LLC c/o Pennie & Edmonds LLP 3300 Hillview Avenue Palo Alto, California 94304 Attention: Paul De Stefano
8.
Entire Agreement. This Agreement and that certain Mutual Confidential Disclosure Agreement, dated as of July 27, 2001, between the parties contain the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations and proposed agreements, written and oral. The Consultant acknowledges that no other party, or any agent or attorney of any other party has made any promise, representation, or warranty whatsoever, express or implied, not contained herein, concerning the subject matter hereof, to induce it to execute this Agreement, and acknowledges that it has not executed this Agreement in reliance upon any such promise, representation or warranty not contained herein.

9.
Modifications. Any modification of this Agreement shall only be effective if it is in writing and signed by both parties hereto.

10.
Effect of Waiver. The failure of any party to insist on strict compliance with any of the terms, covenants, or conditions of the Agreement by any other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

11.
Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction under a given circumstance, then the remaining provisions shall remain, nevertheless, in full force and effect under such circumstance.

12.
Governing Law. This Agreement shall be governed by, interpreted under, construed and enforced in accordance with the laws of the State of California, excluding any choice of law principles which could cause the law of any other jurisdiction to be applied.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

13.
Arbitration. The parties agree to negotiate in good faith in an attempt to resolve any disputes or controversies arising out of or related to or affecting the subject matter of this Agreement. Any dispute arising out of or relating to or affecting the subject matter of this Agreement not resolved by negotiation shall be submitted for resolution by binding arbitration by the American Arbitration Association pursuant to its Rules of Commercial Arbitration. Such arbitration shall be held in Palo Alto, California.

14.
Assignment and Subcontracting. The Consultant shall not assign or subcontract the whole or any part of this Agreement without the Company's written consent.

15.
Counterparts. This Agreement may be executed by facsimile transmission in counterparts which shall be deemed originals and which together shall constitute one instrument.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

INTERMUNE, INC.		THE SGO GROUP LLC
By:	/s/ JOHN WULF John Wulf Senior Vice President of Corporate Development	By:	/s/ BRAD GOODWIN Brad Goodwin Managing Director

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EXHIBIT "A"
DESCRIPTION OF SERVICES AND COMPENSATION

Services

    Consultant, through its members, shall assist the Company in structuring, negotiating, drafting and consummating an agreement with Eli Lilly and Company ("Lilly") pursuant to which the Company, directly or indirectly, receives a license or other right to sell, market and/or distribute Oritavancin (a "Subject Agreement"). The Services shall include, without limitation, assisting the Company in establishing an initial development and/or marketing strategy for Oritavancin, in consultation with the Company, negotiating and drafting the Subject Agreement, and interacting with the Company's internal and outside licensing and intellectual property counsel as reasonably required in order to consummate a Subject Agreement.

    There are no minimum nor maximum number of hours required of Consultant in provided the Services. Nonetheless, the Consultant, through its appropriate members, shall be available as reasonably required in order to perform the Services and, without limiting the foregoing, shall make itself reasonably accessible to the Company during normal working hours.

    In the event the Company gives notice that it wishes to terminate the agreement because an agreement with Lilly is not desirable or feasible, the Consultant and the Company will discuss in good faith other services which the Consultants may provide to the Company from the date of the notice to the termination of the Agreement.

Compensation

    Compensation to the Consultant hereunder shall come in the form of (i) non-refundable consulting fees, (ii) a payment due to the Consultant upon the execution by Lilly and the Company (or its designee or affiliate) of a Subject Agreement, and (iii) payments due to the Consultant as a result of development or regulatory events related to the development and registration of Oritavancin which result in an additional payment(s) or other consideration being due to Lilly pursuant to the Subject Agreement ("Milestone Payments").

  (i)
  Within five business days after execution of this Agreement the Company shall pay the Consultant [*]. Beginning September, 2001, the Company shall pay the Consultant [*] on or before the first business day of each calendar month during the term of this Agreement.

  (ii)
  Within five business days after the execution of a Subject Agreement by the parties thereto, the Company shall pay to the Consultant [*].

  (iii)
  Upon execution of a Subject Agreement by the parties thereto, the Consultant and the Company shall agree as to the total potential development and regulatory Milestone Payments which could be earned by Lilly throughout the term of the Subject Agreement. In the event such total exceeds [*], the provisions of this paragraph shall apply only to the first [*] in Milestone Payments. Upon the occurrence of each event which would entitle Lilly to a Milestone Payment (whether or not such payment is actually made) (a "Milestone Event"), the Consultant shall be entitled to a payment payable to Consultant within five business days following payment of the milestone payment to Lilly, in an amount determined by [*].

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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AGREEMENT FOR CONSULTING SERVICES